AMENDMENT NO. 5
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
         TOUCHSTONE ADVISORS, INC. AND TOUCHSTONE VARIABLE SERIES TRUST


     This Amendment No. 5 to Investment Advisory Agreement is dated as of April 28, 2003 and amends the Investment Advisory Agreement (the "Advisory Agreement") dated as of January 1, 1999, as amended, made by and between Touchstone Advisors, Inc., an Ohio corporation (the "Advisor"), and Touchstone Variable Series Trust, a Massachusetts business trust created pursuant to a Declaration of Trust dated February 7, 1994 (the "Trust").

     WHEREAS, the Advisor acts as investment advisor to the Trust pursuant to the Advisory Agreement; and

     WHEREAS, the parties have agreed to reduce the rate of the investment advisory fee to be paid by the Money Market Fund;

     WHEREAS, the Trust's Board of Trustees has approved the addition of the Touchstone Baron Small Cap Fund;

     NOW, THEREFORE, Schedule 1 to the Advisory Agreement is hereby amended, effective as of April 28, 2003, to read as set forth in Exhibit A to this Amendment,

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.


                                   TOUCHSTONE VARIABLE SERIES TRUST

                                   By:
                                       ------------------------------------
                                       Patrick T. Bannigan, President


                                   TOUCHSTONE ADVISORS, INC.

                                   By:
                                       ------------------------------------
                                       Patricia Wilson, Chief Compliance Officer

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                                                 Exhibit A to Amendment No. 5 to
                                                   Investment Advisory Agreement


                                   SCHEDULE 1

Touchstone Emerging Growth Fund         0.80%

Touchstone International Equity Fund    0.95% on the first $100 million of
                                        average daily net assets; 0.90% on the
                                        next $100 million of average daily net
                                        assets; 0.85% on the next $100 million
                                        of average daily net assets; and 0.80%
                                        of such assets in excess of $300
                                        million.

Touchstone Growth & Income Fund         0.80% on the first $150 million of
                                        average daily net assets and 0.75% on
                                        such assets in excess of $150 million

Touchstone Balanced Fund                0.80% on the first $100 million of
Cap Value Fund                          average Touchstone Small daily net
                                        assets; 0.75% on the next $100 million
                                        of average daily net assets; 0.70% on
                                        the next $100 million of average daily
                                        net assets; and 0.65% of such assets in
                                        excess of $300 million.

Touchstone Bond Fund                    0.55% on the first $100 million of
                                        average daily net assets; 0.50% on the
                                        next $100 million of average daily net
                                        assets; 0.45% on the next $100 million
                                        of average daily net assets; and 0.40%
                                        of such assets in excess of $300
                                        million.

Touchstone Value Plus Fund              0.75% on the first $100 million of
Cap Growth Fund                         average Touchstone Large daily net
                                        assets; 0.70% on the next $100 million
                                        of average daily net assets; 0.65% on
                                        the next $100 million of average daily
                                        net assets; and 0.60% of such assets in
                                        excess of $300 million.

Touchstone Standby Income Fund          0.25% on the first $100 million of
                                        average daily net assets; 0.20% on the
                                        next $100 million of average daily net
                                        assets; 0.15% on the next $100 million
                                        of average daily net assets; and 0.10%
                                        of such assets in excess of $300
                                        million.

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Touchstone High Yield Fund              0.50% on the first $100 million
                                        of average daily net assets; 0.45% on
                                        the next $100 million of average daily
                                        net assets; 0.40% on the next $100
                                        million of average daily net assets; and 0.35% of such assets in excess of $300 million.

Touchstone Money Market Fund            0.18% of average daily net assets.

Touchstone Enhanced 30 Fund             0.65% on the first $100 million of
                                        average daily net assets; 0.60% on the
                                        next $100 million of average daily net
                                        assets; 0.55% on the next $100 million
                                        of average daily net assets; and 0.50%
                                        of such assets in excess of $300
                                        million.

Touchstone Growth/Value Fund            1.00% on the first $100 million of
                                        average daily net assets; 0.95% on the
                                        next $100 million of average daily net
                                        assets; 0.90% on the next $100 million
                                        of average daily net assets; and 0.85%
                                        of such assets in excess of $300
                                        million.

Touchstone Baron Small Cap Fund         1.05% of average daily net assets.

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